       COVER
                      EXHIBIT 99(B)
      UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE
               401(k) RETIREMENT THRIFT PLAN


Financial Statements as of and for the
Years Ended December 31, 1997 and 1996,
Supplemental Schedules as of and for the Year Ended December 31, 1997 and Independent Auditors' Report
UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

        INDEX

TABLE OF CONTENTS

                                                             Page

INDEPENDENT AUDITORS' REPORT                                   1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997 AND 1996 AND
FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits              2

  Statements of Changes in Net Assets Available for Benefits   3

  Notes to Financial Statements                               4-8

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1997 AND FOR THE
 YEAR THEN ENDED:

  Item 27a - Schedule of Assets Held for Investment Purposes   9

  Item 27d - Schedule of Reportable Transactions              10




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


Union Pacific Fruit Express Company Agreement
Employee 401(k) Retirement Thrift Plan

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 3, 1998

                UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
                    EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                       DECEMBER 31, 1997 AND 1996



                                           1997       1996

ASSETS:

  Investments at fair value (Note 3)      $481,248   $301,787
                                          --------   --------

  Net assets available for benefits       $481,248   $301,787
                                          --------   --------

The accompanying notes are an integral
part of these financial statements.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   1997         1996

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 7):
    Net appreciation in fair value of              $ 54,742    $ 35,133
investments (Note 3)
    Interest                                            284         171
    Dividends                                        19,124      12,049
                                                   --------    --------
                                                     74,150      47,353

  Employee contributions (Note 7)                   107,175      83,291
                                                   --------    --------
        Total Additions                             181,325     130,644
                                                   --------    --------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
     Distributions to participants (Note 7)           1,864       4,500
                                                   --------    --------
NET INCREASE                                        179,461     126,144

NET ASSETS AVAILABLE FOR BENEFITS:
    Beginning of Year                               301,787     175,643
                                                   --------    --------
    End of Year                                    $481,248    $301,787
                                                   ========    ========

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996


1. DESCRIPTION OF PLAN

   The following description of the Union Pacific Fruit
   Express Company Agreement Employee 401(k) Retirement
   Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General - The Plan is a defined contribution plan covering employees of the Union Pacific Fruit Express
   Company (the Company) who are governed by a collective bargaining agreement entered into between the Company and a Union to which eligibility to participate in the Plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, August 1, 1993. It is subject to the provisions of the Employee Retirement Income Security
   Act of 1974 (ERISA), as amended.

   Contributions - Participants may contribute 2% to 8%
   (20% effective 1/1/98) of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. Participants may also contribute, effective May 1997, 1% to 20% of their compensation on an after-tax basis. Combined after-tax and pre-tax contributions may not exceed 20% of compensation. The Company does not contribute to the Plan.

   Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances and the funds in which the participant has elected to invest his/her accounts.

   Vesting - Participants are at all times 100% vested in the value of their account.

   Payment of Benefits - Distribution of benefits shall be in a lump sum as soon as possible following the participant's termination of employment, subject to certain consent requirements for participants whose accounts exceed a statutory cash-out threshold. If a participant, whose account exceeds the threshold does not consent to payment at termination, the account will be paid on the earliest of the participant's request for payment, the participant's death, or the participant's reaching age 70-1/2. Pay-out is mandatory for a participant who has reached age 70-1/2 but has not terminated employment.

2. SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

   Investment Valuation and Income Recognition -
   Investments in the Union Pacific Common Stock Fund,
   Resources Stock Fund, Vanguard/Wellington Fund, Vanguard
   Index Trust-500 Portfolio Fund, Vanguard Money Market
   Reserves - Prime Portfolio, Vanguard U.S. Growth Fund,
   Vanguard International Growth Portfolio Fund, and the
   Vanguard Bond Index Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Retirement Savings Trust (formerly Vanguard
   Investment Contract Trust Fund) are valued at fair value as determined by Vanguard Fiduciary Trust Company.
   Dividend income is recorded as of the ex-dividend date.
   Security transactions are recorded as of the trade date.

   Payment of Benefits - Benefits are recorded when paid.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from those estimates.

3. INVESTMENTS

   Plan participants may direct their contributions in various proportions to any of the eight available investment funds identified below:

   Union Pacific Common Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary
   Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market
   Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

   Vanguard/Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund which is comprised of common stocks and fixed income securities.

   Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500
   Portfolio Mutual Fund, a diversified open-end investment company, or mutual fund, and comprises the 500, Growth, Value, Extended Market, Small Capitalization Stock and
   Total Retirement Savings Trust Stock Market Portfolios.

   Vanguard Retirement Savings Trust (formerly Vanguard
   Investment Contract Trust Fund) - This fund consists of investment in the Vanguard Retirement Savings Trust, a collective investment of assets of tax-qualified pension and profit sharing plan trusts primarily in a pool of investment contracts that are issued by insurance companies and commercial banks.

   Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard US Growth Mutual Fund which is comprised of established U.S. growth stocks.

   Vanguard International Growth Portfolio Fund - This fund consists of investment in the Vanguard International
   Growth Portfolio Mutual Fund which is comprised of foreign common stocks with high growth potential.

   Vanguard Bond Index Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund which is designed to closely track the investment performance of the Lehman Brothers Aggregate Bond Index

   Vanguard Money Market Reserves - Prime Portfolio - This fund consists of investment in the Vanguard Money Market
   Reserves - Prime Portfolio which is a diversified money market investment fund invested and reinvested in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government Securities and other short-term obligations with the objective of preserving principal while providing income.

   In September 1996, the Company's Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group Inc. ("Resources") common stock owned by the Company ("the Spin-Off"). As a result of the Spin-Off, each of the Company's stockholders received 0.846946 of a share of Resources common stock for each share of Company common stock held by such stockholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Company common stock held in the account. The shares received were placed in the Resources Stock Fund ("Resources Stock").
   Future contributions to Resources Stock are not permitted.

   The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.


                           December 31, 1997       December 31, 1996
                            Number     Fair         Number      Fair
                           of Units    Value       of Units     Value
Investments at Fair Value
as Determined
  by Quoted Market Price:
    Union Pacific Common
         Stock Fund        7,413.493  $ 75,914     4,682,749   $ 46,172
    Resources Stock Fund   1,308.756    11,386     1,630.503     17,104
    Vanguard/Wellington                            3,644.406     95,301
         Fund              4,801.054   141,391     1,696,993    117,364
    Vanguard Index Trust -
      500 Portfolio Fund   2,203.328   198,454
    Vanguard U.S. Growth
           Fund              994.313    28,537       701.654     16,657
    Other                        -      20,231           -        5,805
                                        20,231
                                      --------                 --------
                                       475,913                  298,403
Investments at Estimated
Fair Value:
  Vanguard Retirement Savings
    Trust Fund             5,335.320     5,335     3,383.690      3,384
                                      --------                 --------

Total Investments at Fair             $481,248                 $301,787
                                      ========                 ========

<PAGE)  7

   During 1997 and 1996, the Plan's investments (including investments bought, sold, and held during the year), appreciated in value by $54,742 and $35,133, respectively, as follows:


                                              Years Ended
                                              December 31,
Net Change in Fair Value                     1997       1996

Investments at Fair Value as Determined by
  Quoted Market Price:
    Union Pacific Common Stock Fund        $ 1,145   $ 9,327
    Resources Stock Fund                   (2,690)     3,081
    Mutual Funds                            56,287    22,725
                                           -------   -------
  Net change in fair value                 $54,742   $35,133
                                           =======   =======

4. PLAN ADMINISTRATION

   The Plan is administered by the Senior Vice President,
   Human Resources of the Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5. TAX STATUS

   The Plan obtained a tax determination letter dated July
   27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code
   (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6. PLAN TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA.
   Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

7. FUND INFORMATION

   Investment income, contributions and distributions to participants by fund are as follows for the years ended
   December 31, 1997 and 1996:

                                              Year Ended December 31,
                                                   1997       1996
Investment Income:
  Union Pacific Common Stock Fund               $  2,936    $10,446
  Resources Stock Fund                           (2,610)      3,081
  Vanguard/Wellington Fund                        24,989     12,061
  Vanguard Index Trust - 500 Portfolio Fund       43,172     19,350
  Vanguard Retirement Savings Trust Fund
          (formerly Vanguard
    Investment Contract Trust Fund)                  284        171
  Vanguard U.S. Growth Fund                        4,985      1,686
  Vanguard International Growth Portfolio Fund       132        490
  Vanguard Bond Index Fund                           148         68
  Vanguard Money Market Reserves - Prime
        Portfolio                                    114          -
                                                --------    -------
                                                $ 74,150    $47,353
                                                ========    =======
Contributions:
  Union Pacific Common Stock Fund               $ 28,377    $21,351
  Resources Stock Fund                                 -          -
  Vanguard/Wellington Fund                        31,660     24,300
  Vanguard Index Trust - 500 Portfolio Fund       34,622     28,665
  Vanguard Retirement Savings Trust Fund
         (formerly Vanguard
    Investment Contract Trust Fund)                1,590        732
  Vanguard U.S. Growth Fund                        6,894      5,308
  Vanguard International Growth Portfolio Fund     2,729      2,562
  Vanguard Bond Index Fund                         1,303        373
  Vanguard Money Market Reserves - Prime
        Portfolio                                      -          -
                                                --------    -------
                                                $107,175    $83,291
                                                ========    =======
Distributions to participants:
  Union Pacific Common Stock Fund               $    350    $ 4,500
  Resources Stock Fund                                86          -
  Vanguard/Wellington Fund                         1,428          -
  Vanguard Index Trust - 500 Portfolio Fund            -          -
  Vanguard Retirement Savings Trust Fund
         (formerly Vanguard
    Investment Contract Trust Fund)                    -          -
  Vanguard U.S. Growth Fund                            -          -
  Vanguard International Growth Portfolio Fund         -          -
  Vanguard Bond Index Fund                             -          -
  Vanguard Money Market Reserves - Prime
        Portfolio                                      -          -
                                                --------    -------
                                                $  1,864    $ 4,500
                                                ========    =======

8. RELATED PARTY TRANSACTIONS

   Plan investments include the Union Pacific Company Stock
   Fund which is invested primarily in common stock of Union Pacific Corporation. Union Pacific Corporation is the holding company of the Plan sponsor and, therefore, these transactions qualify as party-in-interest transactions.

   The Plan also invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard Fiduciary
   Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest transactions.

UNION PACIFIC FRUIT EXPRESS COMPANY
AGREEMENT
EMPLOYEE 401(k)
RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF
ASSETS HELD FOR
INVESTMENT PURPOSES
DECEMBER 31, 1997


        Column B                 Column C           Column D     Column E
                              Description of
                                Investment,
                           Including Collateral,
                                  Rate of
   Identity of Issue,       Interest, Maturity                   Current
        Borrower,                  Date,
 Lessor or Similar Party   Par or Maturity Value      Cost        Value

Union Pacific Common
Stock
  Fund *                       7,413.493 units        $ 62,550    $ 75,914

Resources Stock Fund           1,308.756 units          11,263      11,386

Vanguard Wellington Fund *     4,801.054 units         118,172     141,391

Vanguard Index Trust -
  500 Portfolio Fund  *        2,203.328 units         129,751     198,454

Vanguard U.S. Growth Fund *      994.313 units          24,059      28,537

Vanguard International
  Growth Portfolio Fund *      480.868 units             7,843       7,882

Vanguard Retirement
Savings Trust
  (formerly Vanguard
Investment
  Contract Trust Fund)  *      5,335.320 units           5,335       5,335

Vanguard Bond Index Fund       221.518 units             2,173       2,235
*

Vanguard Money Market
Reserves -
  Prime Portfolio *           10,114.310 units          10,114      10,114
                                                                  --------
                                                      $371,260    $481,248
                                                                  ========

*  Represents a party-in-interest

      UNION PACIFIC FRUIT EXPRESS COMPANY
      AGREEMENT EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

      Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
      YEAR ENDED DECEMBER 31, 1997


      Series of Transactions, When Aggregated, Involving an
      Amount in Excess of 5% of the Current Value of Plan Assets:


   Column A         Column B     Column C  Column D   Column E  Column F  Column G

                                                       Total      Total
                                                           Dollar    Dollar
                                      Number    Number    Value of  Value of  Net Gain
                                        of
  Identity of    Description of      Purchases  of Sales  Purchases    Sales   or (Loss)
Party Involved        Asset
Vanguard        Union Pacific Common
Fiduciary Trust   Stock Fund          30           3        $32,180    $ 3,582     $  744
Company  *

Vanguard        Vanguard Wellington
Fiduciary Trust      Fund             29           2        $44,267    $11,428     $2,794
Company  *

Vanguard        Vanguard Index Trust
Fiduciary Trust    500 Portfolio      29           -        $41,802    $-          $-
Company  *

* Represents a party-in-interest